Exhibit 99.1

FOR IMMEDIATE RELEASE

Alteryx Appoints Kevin Rubin as Interim Chief Executive Officer

IRVINE, Calif., January 26, 2024 – Alteryx, Inc. (NYSE: AYX), the Analytics Cloud Platform company, today announced that its Board of Directors has appointed Kevin Rubin, the Company’s Chief Financial Officer, to serve as Interim Chief Executive Officer. Rubin succeeds Mark Anderson, who has stepped down as CEO and from the Board of Directors to pursue other professional opportunities.

“As we work toward completing our previously announced transaction and prepare to become a private company, we’re grateful to have Kevin at the helm to oversee our operations,” said Dan Warmenhoven, Lead Independent Director of Alteryx. “With over 20 years of leadership experience in scaling global financial operations for growth companies, including eight as Alteryx’s CFO, Kevin possesses the skills and expertise to lead the Company forward during this transitional period.”

“I am pleased to serve as Interim CEO as we continue to build on our strong foundation and capitalize on the momentum in the business,” said Rubin. “Alteryx has a deep bench of talent across the entire organization fueling our innovation and success, and I look forward to continuing to deliver for our customers, employees and stockholders.”

Warmenhoven continued, “We thank Mark for his contributions to Alteryx. Throughout his tenure as CEO, Mark led the Company through key milestones, including our cloud and AI transformation, the COVID-19 pandemic and the transaction announcement in December. We wish Mark well in his future endeavors.”

“It has been a privilege serving on the Alteryx Board of Directors and leading Alteryx as CEO for the last three years,” said Anderson. “I am immensely proud of what our team accomplished together. Alteryx has a remarkable future ahead with Clearlake and Insight, and I look forward to following its continued success.”

With the support of the Company’s finance organization, Rubin will continue to serve as Chief Financial Officer while serving as Interim CEO.

On December 18, 2023, Alteryx announced that it had entered into a definitive agreement to be acquired by Clearlake Capital Group, L.P. and Insight Partners, two global private equity firms. The transaction is expected to close in the first half of 2024, subject to customary closing conditions and approvals, including approval by Alteryx stockholders and the receipt of required regulatory approvals.

About Kevin Rubin

Kevin Rubin is the Chief Financial Officer of Alteryx, responsible for all aspects of its global financial operations, including finance, accounting, tax, treasury, investor relations, corporate development and Alteryx Ventures, and global real estate and workplace services. He brings over 20 years of experience in the industry, leading both public and private technology companies through rapid growth and expansion. Prior to joining Alteryx in 2016, Rubin served as CFO of MSC Software, a private-equity backed software company. In this role, he was responsible for managing MSC through significant transitions, including launching and navigating the company’s shift to a subscription-based model. Prior to joining MSC, Rubin served as CFO for Pictage, DataDirect Networks and MRV Communications. He is a certified public accountant (inactive) in California and holds a bachelor’s degree in business economics with an emphasis in accounting from the University of California, Santa Barbara.

About Alteryx

Alteryx (NYSE: AYX) powers analytics for all with the award-winning Alteryx Analytics Cloud Platform. With Alteryx, enterprises can make intelligent decisions across their organizations with automated, AI-driven insights. More than 8,000 customers globally rely on Alteryx to democratize analytics across use cases and deliver high-impact business outcomes. To learn more, visit http://www.alteryx.com.

Alteryx is a registered trademark of Alteryx, Inc. All other product and brand names may be trademarks or registered trademarks of their respective owners.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties, including statements regarding our expectations with respect to the pending acquisition of Alteryx (the “Transaction”) and other future events. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including, but not limited to: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Alteryx’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; the occurrence of any event, change or other circumstance that could give rise to the right to terminate the Transaction, including in circumstances requiring Alteryx to pay a termination fee; our history of losses; volatile and significantly weakened global economic conditions; our ability to develop, release, and gain market acceptance of product and service enhancements and new products and services to respond to rapid technological change in a timely and cost-effective manner, or if we are unable to develop a successful business model to sell those products and services we have acquired or integrate them into our existing products and services; our dependence on our software platform for a large portion of our revenue; our ability to manage our growth effectively; our ability to attract new customers, expand sales to existing customers, both domestically and internationally, or maintain the subscription amount or subscription term of renewing customers; our ability to establish and maintain successful relationships with our channel partners; intense and increasing competition in our market; the rate of growth in the market for analytics products and services; our dependence on technology and data licensed to us by third parties; risks associated with the expansion of our international operations; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; litigation and related costs; security breaches; the success of our AI initiatives; our indebtedness and risks related to our outstanding notes; and other macroeconomic conditions, including, but not limited to, rising inflation, interest rates, disruptions in access to bank deposits or lending commitments due to bank failures, foreign currency exchange rates, economic uncertainty, and the impacts of geopolitical and other natural and man-made events, like regional conflicts and government shutdowns. Additionally, these forward-looking statements involve risk, uncertainties and assumptions, many of which relate to matters that are beyond our control and changing rapidly.

Additional risks and uncertainties that could affect our financial results are detailed in the periodic reports that Alteryx files with the SEC, including Alteryx’s Annual Report on Form 10-K and Alteryx’s Quarterly Reports on Form 10-Q. All forward-looking statements in this communication are based on information available to Alteryx as of the date of this communication, and Alteryx does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Media Contact:

Emily Valla

Alteryx, Inc.

pr@alteryx.com

Investor Contact:

Ryan Goodman

Alteryx, Inc

ir@alteryx.com